CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-158327 and 333-259486 on Form S-8 of our report dated June 21, 2023, appearing in this Annual Report on Form 11-K of the PVH Associates Investment Plan for the year ended December 31, 2022.
/s/ WithumSmith+Brown, PC

Whippany, New Jersey

June 21, 2023